UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2005

PACIFICARE HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31700	95-4591529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Plaza Drive, Cypress, California 90630-5028

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (714) 952-1121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Approval of 2005 Equity Incentive Plan

At the annual meeting of stockholders of PacifiCare Health Systems, Inc. (the “Company”) held on May 19, 2005 (the “Annual Meeting”), the Company’s stockholders approved the 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”). A description of the 2005 Equity Incentive Plan is contained in the Company’s Proxy Statement for the Annual Meeting under the caption “Proposal No. 2 - Approval of the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan” and is incorporated herein by reference.

Annual Stock Option Grants to Non-Employee Directors

Also on May 19, 2005, following stockholder approval of the 2005 Equity Incentive Plan at the Annual Meeting, the Board of Directors of the Company approved grants under the 2005 Equity Incentive Plan of 4,000 nonqualified stock options to each non-employee director, except for the Lead Independent Director (David Reed) who received a grant of 8,000 nonqualified stock options. The exercise price of the options is $61.55 per share, which was the fair market value of the Company’s common stock on the date of grant. The options are fully vested and exercisable on the date of grant; however, the underlying shares of the Company’s common stock acquired upon exercise of the options may not be sold or transferred within the first six months of the date of grant. Additional terms and provisions of each option grant are set forth in the Form of Nonqualified Stock Option Agreement, which is filed as Exhibit 99.1 to this Current Report and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1	Form of Non Qualified Stock Option Agreement under the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PACIFICARE HEALTH SYSTEMS, INC.

Dated: May 25, 2005	By:	/s/ Peter A. Reynolds
Peter A. Reynolds
Senior Vice President and
Corporate Controller
(Principal Accounting Officer)

3.

INDEX TO EXHIBITS

99.1	Form of Non Qualified Stock Option Agreement under the PacifiCare Health Systems, Inc. 2005 Equity Incentive Plan